AMENDMENT NO. 8

TO

AMENDED AND RESTATED SUB-ADVISORY CONTRACT

This Amendment dated as of September 10, 2024, amends the Amended and Restated Sub-Advisory Contract (“Contract”) between Invesco Advisers, Inc. (the “Adviser”) and OppenheimerFunds, Inc. (the “Sub-Adviser”).

WHEREAS, the parties desire to amend the Contract to change the name of Invesco Capital Appreciation Fund to Invesco Discovery Large Cap Fund, a series portfolio of AIM Counselor Series Trust (Invesco Counselor Series Trust) (“ACST”), in Exhibit A of the Contract, effective December 20, 2024.

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.            Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco Discovery Fund

Invesco Discovery Large Cap Fund

Invesco Senior Floating Rate Fund

Invesco Short Term Municipal Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Main Street Fund®

Invesco Main Street All Cap Fund®

Invesco Rising Dividends Fund

AIM Growth Series (Invesco Growth Series)

Invesco Active Allocation Fund

Invesco International Diversified Fund

Invesco Main Street Mid Cap Fund®

Invesco Main Street Small Cap Fund®

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco Advantage International Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund

Invesco International Small-Mid Company Fund

Invesco Oppenheimer International Growth Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco Emerging Markets Local Debt Fund

Invesco Fundamental Alternatives Fund

Invesco Global Allocation Fund

Invesco Global Strategic Income Fund

Invesco International Bond Fund

Invesco SteelPath MLP Alpha Fund

Invesco SteelPath MLP Alpha Plus Fund

Invesco SteelPath MLP Income Fund

Invesco SteelPath MLP Select 40 Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco Intermediate Bond Factor Fund

Invesco U.S. Government Money Portfolio

AIM Sector Funds (Invesco Sector Funds)

Invesco Comstock Select Fund

Invesco Gold & Special Minerals Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco Environmental Focus Municipal Fund

Invesco Limited Term California Municipal Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester ®AMT-Free New York Municipal Fund

Invesco Rochester® New York Municipals Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® Limited Term New York Municipal Fund

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco Oppenheimer V.I. International Growth Fund

Invesco V.I. Capital Appreciation Fund

Invesco V.I. Core Bond Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Global Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. Main Street Fund®

Invesco V.I. Main Street Small Cap Fund®

Invesco V.I. U.S. Government Money Portfolio”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.
Adviser

By:	/s/ Glenn Brightman
Name: Glenn Brightman
Title: Senior Vice President

OPPENHEIMERFUNDS, INC.
Sub-Adviser

By:	/s/ Melanie Ringold
Name: Melanie Ringold
Title: Senior Vice President & Secretary